                                                                EXHIBIT 10.43

                      SOFTWARE ASSIGNMENT AND LICENSE AGREEMENT

This Software Assignment and License Agreement ("Agreement") is entered into effective as of this 2nd day of October, 1998 ("Effective Date"), by and between Synopsys, Inc., a Delaware corporation having a principal place of business at 700 E. Middlefield Road, Mountain View, CA 94043 ("Synopsys "), and Viewlogic Systems, Inc., a Delaware corporation having a principal place of business at 293 Boston Post Road West, Marlboro, MA 01752 ("Viewlogic").

                                      WITNESSETH

WHEREAS, Synopsys is willing to assign its interests in certain of its software to Viewlogic subject to the terms hereof;

WHEREAS, Synopsys is willing to grant patent licenses to Viewlogic to make, use and sell the Assigned Software in Systems Level applications;

WHEREAS, Synopsys is willing to assign its interests in certain executory software contracts relating to Assigned Software to Viewlogic;

WHEREAS, Viewlogic wishes to obtain such assignments and licenses for the purpose of developing, marketing, licensing, supporting and maintaining software products for Systems Level applications.

                                    NOW THEREFORE

In view of the foregoing premises and the mutual covenants set forth herein, the parties agree as follows:

1.0    DEFINITIONS

       AFFILIATE: A corporation, company, or other legal entity now or hereinafter controlling, controlled by or under common control with a party hereto, for so long as such ownership or control exists. For the purposes of this definition, control shall refer to a greater than 50% interest in the right to make decisions for such entity, e.g., greater than 50% ownership of the voting shares or securities of such entity.

       ASIC: Application specific integrated circuit.

       ASSIGNED SOFTWARE: That computer software listed on Exhibit A hereto, as it exists on the Effective Date, in source code and object code forms, including all files, manuals, flow charts, libraries, documentation and comments that form a part of, describe the

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       use of or are necessary for the use of such software.  Assigned Software shall not, however, include any code licensed from third parties, if any.

       ENHANCEMENT: means an embodiment of an Assigned Software product that delivers bug-fixes, minor improvements, incremental features or improvements of existing features, and/or functionality to the Licensed Software.

       FPGA INTERNAL: The field-of-use, pertaining to the design, test, verification, simulation, and emulation of a single field programmable gate array, however, for the purposes of this Agreement, FPGA Internal expressly excludes synthesis, timing, and verilog simulation functionality. Furthermore, in no event shall FPGA Internal be construed to include any functionality directed principally toward an ASIC.

       IC: Integrated circuit.

       PCB: Printed circuit board.

       GRANT-BACK SOFTWARE: Those elements of the Assigned Software set forth in Exhibit B1 and Exhibit B2.

       SOFTWARE AGREEMENTS: All agreements, contracts, warranties and other documents in Synopsys' name relating exclusively to the Assigned Software, and all severable portions of all agreements, contracts, warranties and other documents relating both to the Assigned Software and other Synopsys software not being assigned to Viewlogic hereunder.

       SUCCESSOR: a software product which replaces an Assigned Software product and which encompasses a substantial portion of the functionality of such replaced product.

       SYNOPSYS PATENT RIGHTS: All claims of all United States and foreign patents and patent applications owned, controlled or licensable by Synopsys or its Affiliates on the Effective Date, or any divisional, continuation, reissue, renewal or reexamination patent issuing therefrom (including any foreign counterparts) that read upon an item of Assigned Software or its use as contemplated in the applicable documentation.

       SYSTEMS LEVEL: Refers to the field-of-use pertaining to the design, test and timing analysis, verification, simulation, and emulation of systems comprising discrete IC components and associated electrical interconnections. However, the term "Systems Level" expressly excludes the design, test and timing analysis, verification, simulation, and emulation of individual IC components or circuit sub-elements contained therein ("IC field-of-use"). Notwithstanding the foregoing nominal or incidental capabilities or applicability of software in regard to the design, test, verification, simulation, or emulation of individual ICs or sub-elements thereof shall not be deemed to render

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       otherwise Systems Level software within the IC field-of-use, provided that such software is directed principally and substantially to Systems Level applications or PCB applications and not directed substantially to the IC field-of-use.

       UPGRADE: means an embodiment of an Assigned Software product that delivers substantial performance improvements, architectural changes or new features and/or functionality to such product.

2.0    ASSIGNMENT OF ASSIGNED SOFTWARE AND ASSIGNED AGREEMENT

2.1 ASSIGNED SOFTWARE. Synopsys hereby unconditionally and irrevocably sells, transfers, conveys, assigns and delivers its entire right, title, and interest in and to the Assigned Software, including all copyright, trade secret, know-how, and other intellectual property rights necessarily and inherently embodied in the Assigned Software (but excluding the Synopsys Patent Rights) to Viewlogic, and Synopsys hereby conveys to Viewlogic good and marketable title to the Assigned Software, free and clear of all liens, mortgages, pledges, security interests, prior assignments and encumbrances of any kind or nature whatsoever.

2.2 SOFTWARE AGREEMENT. Synopsys hereby unconditionally and irrevocably sells, transfers, conveys, assigns and delivers the Software Agreements to Viewlogic, including all rights and obligations of Synopsys thereunder, and will take reasonable steps to convey Viewlogic good and marketable title to the Software Agreements, free and clear of all liens, mortgages, pledges, security interests, prior assignments, encumbrances. Synopsys will use its best reasonable efforts to deliver to Viewlogic all Software Agreements no later than thirty (30) days following the Effective Date. Until such Software Agreements or portions thereof are duly assigned to Viewlogic, Synopsys shall permit Viewlogic to enjoy the benefits of all such Software Agreements, including all license, maintenance and other revenues associated therewith to the extent that such revenues arise from billings issued after September 4, 1998 (which Synopsys shall promptly forward to Viewlogic); and Viewlogic hereby agrees to perform all obligations of Synopsys thereunder, including obligations of support and maintenance.

2.3 FURTHER ASSURANCES. At any time and from time to time after the Effective Date, at Viewlogic's request and sole expense, Synopsys promptly shall execute and deliver, and shall cause its Affiliates to execute and deliver, such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as Viewlogic may reasonably request to more effectively transfer, convey and assign to Viewlogic, and to confirm Viewlogic's title to, all of the Assigned Software and Software Agreements, to put Viewlogic in actual possession and operating control thereof, to assist Viewlogic in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

3.0    PATENT LICENSE


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3.1    LICENSE.  Synopsys hereby grants to Viewlogic and its Affiliates under the Synopsys Patent Rights a personal, nonexclusive, perpetual, irrevocable, worldwide, royalty-free, fully-paid up, right and license to make, have made, use, have used, sell and have sold the Assigned Software and any Enhancements, Upgrades, and Successors thereto, in Systems Level and FPGA Internal applications.

3.2 THIRD PARTY PATENT RIGHTS. In the event that Synopsys becomes aware that the grant of any license described in Section 3.1 with respect to any Synopsys Patent Right licensed by Synopsys from a non-Affiliate third party licensor would require Synopsys to pay any royalty or other amount to such third party licensor, then Synopsys shall notify Viewlogic of such required payment and, unless Viewlogic agrees to pay such royalty or other amount in respect of its license of such Synopsys Patent Right, such Synopsys Patent Right shall not be included in the license granted above.

3.3 The Assigned Software, as used and understood on the Effective Date, is within the Systems Level and FPGA Internal applications.

4.0    GRANT BACK

4.1 LICENSE. Viewlogic hereby grants to Synopsys and its Affiliates a nonexclusive, worldwide, royalty-free, fully-paid up, perpetual license (a) to use, modify and prepare derivative works of the Grant-Back Software in Exhibit B1 in source code and object code form to develop products that are outside the Systems Level field of use; (b) to distribute and display the Grant-Back Software in Exhibit B1 in object code form only, and only as incorporated into Synopsys products outside of Systems Level applications. Synopsys shall have no right to grant sublicenses of the license granted in clause 4.1(a) above. Viewlogic hereby grants to Synopsys and its Affiliates a nonexclusive, worldwide, royalty-free, fully-paid up, perpetual license to use the Grant-Back Software in Exhibit B2 consistent with the terms of the license from Interra involving the Grant-Back Software in Exhibit B1.

4.2 OEM OF GALAXY SIMULATION GUI. For a period of six (6) months from the Effective Date, Synopsys shall have the option to license and distribute from Viewlogic as an original equipment manufacturer (OEM) the Galaxy Simulation GUI on commercially reasonable terms and conditions. Any such OEM agreement shall include royalty, maintenance, and support provisions. During such six (6) month period, Viewlogic shall provide to Synopsys, at no charge, a limited number of thirty (30) day evaluation licenses to binaries capable of demonstrating the Galaxy Simulation GUI.

5.0    CONFIDENTIALITY

5.1 The source code to the Assigned Software shall be treated as "Confidential Information" of Viewlogic by Synopsys. Information relating to unissued patent applications of Synopsys, and other confidential technical information of Synopsys

                                                          SYNOPSIS CONFIDENTIAL
provided to Viewlogic hereunder (other than information relating directly to the Assigned Software) shall be treated by Viewlogic as Confidential Information of Synopsys.

5.2 Each party agrees that it will not disclose, publish, or disseminate Confidential Information of the other to anyone other than those of its employees with a demonstrated need to know, and further agrees to take reasonable precautions to prevent any unauthorized use, disclosure, publication, or dissemination of Confidential Information. The parties agree to use the Confidential Information solely for the purposes contemplated by this Agreement and not otherwise for their own or any third party's benefit.

5.3 The obligations of confidentiality contained in this Section will not apply to the extent that it can be established by the recipient of "Confidential Information" hereunder that such Confidential Information: a) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the recipient; b) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the recipient in breach of this Agreement; c) was rightfully disclosed to recipient by a third party without restriction; or d) is documented to have been independently developed by a party without reference to the other party's Confidential Information by employees who have had no access to the relevant Confidential Information.

5.4 The provisions of this Section 5 will survive any termination or expiration of this Agreement.

5.5 Notwithstanding anything to the contrary herein, Synopsys, shall have the right, during the term of this Agreement and thereafter, to use any Residual Information (as hereinafter defined) resulting from its prior exposure to the Assigned Software, subject only to Viewlogic's valid copyright and patent rights, however, the provisions of this paragraph shall not be deemed to authorize Synopsys to publish Viewlogic Confidential Information. Residual Information shall mean that information which is of general application in nature and which is retained in the mind of an employee of Synopsys without further or subsequent reference to the Assigned Software (provided that such employee has not made any deliberate effort to memorize Viewlogic Confidential Information).

6.0    CONSIDERATION

       In consideration of the rights granted hereunder, Viewlogic shall pay to Synopsys on the date hereof the sum of Fifteen Million Five Hundred Thousand Dollars ($15,500,000).

7.0    WARRANTIES AND DISCLAIMERS

7.1 HARMFUL CODE. Synopsys represents and warrants that, to its knowledge, the Assigned Software is free from all computer viruses, worms, time outs, back doors, time bombs,

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                                                          SYNOPSIS CONFIDENTIAL
disabling devices and other harmful or malicious code intended to damage, disrupt, inconvenience or permit access to the user's or another's software, hardware or networks.

7.2 INTELLECTUAL PROPERTY. Synopsys represents and warrants that, to its knowledge, Assigned Software does not infringe upon the patent, copyright, trademark, trade secret or other intellectual property rights of any third party.

7.3 TREATMENT OF ASSIGNED SOFTWARE. Synopsys represents and warrants that from December 4, 1997 through the Effective Date, inclusive:

       a. Synopsys, to its knowledge, has not published, disclosed or licensed the source code or system documentation of the Assigned Software to any third party, and has not at any time made the Assigned Software or any portion thereof available to third parties as freeware, shareware or on any other unrestricted basis, other than portions of the Assigned Software that may have been deposited into source code escrow under obligations of confidentiality and subject to contingent license grants pursuant to the ordinary course of conduct of Synopsys' business, of which Synopsys has made Viewlogic aware prior to the Effective Date;

       b. Synopsys has not granted any exclusive license to any portion of the Assigned Software to any third party;

       c. Synopsys has licensed the Assigned Software, in object code form, to resellers and end users only pursuant to forms of reseller, distributor, sales representative, OEM, VAR, and end user agreements which have been provided to Viewlogic;

       d. Except as expressly provided for herein or as may otherwise be agreed to in writing by Viewlogic, Synopsys and its Affiliates shall use best reasonable efforts to remove any manifestation, listing or embodiment of the Assigned Software, except for the Jaguar VHDL Front End, on any storage device or medium after thirty (30) days from the Effective Date. Viewlogic and Synopsys will each be responsible for establishing their own maintenance arrangements with Interra after the Effective Date.

7.4    SOFTWARE AGREEMENTS.  Synopsys represents and warrants that:

       a. each Software Agreement is a valid and binding agreement of Synopsys enforceable against Synopsys in accordance with its terms and Synopsys does not have any knowledge that any Software Agreement is not a valid and binding agreement of the other parties thereto;

       b. Synopsys has fulfilled all material obligations required pursuant to the Software Agreements to have been performed by Synopsys on its part prior to the Effective Date;

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                                                          SYNOPSIS CONFIDENTIAL
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       c.     Synopsys is not in breach of or default under any Software
Agreement and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights, or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto; and

       d. to the best knowledge of Synopsys, there is no existing breach or default by any other party to any Software Agreement, and no event has occurred which with the passage of time or giving notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto.

7.5 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE ASSIGNED SOFTWARE AND THE GRANT-BACK SOFTWARE, INCLUDING ANY DOCUMENTATION PERTAINING THERETO, ARE ASSIGNED AND LICENSED "AS IS," AND NEITHER PARTY MAKES ANY WARRANTIES WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE REGARDING THE ASSIGNED SOFTWARE AND THE GRANT-BACK SOFTWARE. THE PARTIES SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE.

7.6 Neither party warrants or represents that the fights granted hereunder will result in commercially acceptable product lines.

7.7 This Agreement does not confer by implication, estoppel, laches or by any other means any license or any right other than those expressly granted herein.

7.8 The parties acknowledge and agree that, notwithstanding any other provision herein, no trademark licenses are granted under this Agreement.

7.9    The warranties set forth in this Section 7 shall have a duration of three
(3) years from the Effective Date.

7.10 SYNOPSYS KNOWLEDGE. Synopsys representations and warranties in this Agreement are limited only to Parent Knowledge as defined in the Stock Purchase Agreement entered concurrently herewith.

8.0    LIMITATION OF LIABILITY

UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING IN ANYWAY OUT OF THIS AGREEMENT OR THE USE OF THE ASSIGNED SOFTWARE OR

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                                                          SYNOPSIS CONFIDENTIAL
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GRANT-BACK SOFTWARE, INCLUDING ANY DOCUMENTATION, HOWEVER CAUSED (WHETHER
ARISING UNDER A THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR
OTHERWISE), INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, LOSS OF DATA, OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES. THE
LIMITATIONS ON THE PARTIES' LIABILITY SET FORTH IN THIS PARAGRAPH SHALL APPLY NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY SET
FORTH HEREIN.

9.0    GENERAL PROVISIONS

9.1 CHOICE OF LAW. This Agreement will be governed by and construed in accordance with the laws of the United States and the Commonwealth of Massachusetts excepting that body of Massachusetts law governing conflicts of law.

9.2 ASSIGNMENT. Neither this Agreement nor the licenses granted hereunder may be assigned by either party without the prior written consent of the other party, except that upon a merger, acquisition of all or substantially all of the capital stock or assets of a party, such consent shall not be required.

9.3 NOTICES. Any notice, report, approval or consent required or permitted hereunder shall be in writing and will be deemed to have been duly given if delivered personally, by facsimile, or mailed by first-class, registered or certified mail, postage prepaid to the respective addresses of the parties. If to Synopsys, Attention: General Counsel. If to Viewlogic, Attention: President, with a courtesy copy to John A. Burgess, Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. The address for notice may be changed by giving written notice in accordance with this section.

9.4 NO WAIVER. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

9.5 INDEPENDENT CONTRACTORS. The relationship of Synopsys and Viewlogic established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed (i) to give either party the power to direct or control the day-to-day activities of the other or (ii) to constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking.

9.6 SECTION HEADINGS. The section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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9.7    INTERPRETATION.  The parties agree that this Agreement shall be fairly interpreted in accordance with its terms without any strict construction in favor of or against either party and that ambiguities shall not be interpreted against the drafting party.

9.8 SEVERABILITY. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

9.9 ATTORNEYS' FEES. The prevailing party in any action to enforce the Agreement shall be entitled to recover costs and expenses including, without limitation, reasonable attorneys' fees.

9.10 INJUNCTIVE RELIEF. The parties agree that a material default of the provisions of this Agreement by a party hereto could cause irreparable injury to the other party for which monetary damages would not be an adequate remedy and such other party shall be entitled to seek equitable relief, including injunctive relief and specific performance, in addition to any remedies it may have hereunder or at law.

9.11 FORCE MAJEURE. Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental action, failure of suppliers, earthquake, or any other reason where failure to perform is beyond the reasonable control of the non-performing party.

9.12 ENTIRE AGREEMENT. This Agreement, including any Exhibits attached hereto, which are hereby incorporated by reference, constitutes the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements or representations, oral or written, regarding such subject matter. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of both parties.

                   [SIGNATURE PAGE FOLLOWS IMMEDIATELY HEREAFTER.]



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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives:

SYNOPSYS, INC.                                   VIEWLOGIC SYSTEMS, INC.


By:    /s/ Steven K. Shevick                     By:    /s/ William J. Herman
       ---------------------                            ---------------------
Name:  Steven K. Shevick                         Name:  William J. Herman
       -----------------                                -----------------
Title: Vice President General Counsel            Title: President
       ------------------------------                   ---------




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                                      EXHIBIT A

                                  ASSIGNED SOFTWARE

DX DATA MANAGER
DX DATABOOK
VIEWBASE FOR WINDOWS
VIEWDATABOOK II
VIEWDRAW (VO) PLUG-IN
VIEWLIBRARIAN
Library Studio
VIEWDRAW
VIEWDRAW FOR WINDOWS
ALLEGRO PCB INTERFACE
MENTOR:BOARDSTATION
PADS PCB INTERFACE
PCAD (TANGO) PCB INTERFACE
VERIBEST PCB INTERFACE
ZUKEN REDAC VISULA/CADSTAR I/F
CADvance I/F

VIEWPLD
VIEWPLD FOR WINDOWS

QUIET
QUIET EXPERT
QUIET EXTENSION FOR XTK
CONSTRAINT MANAGMENT SYSTEM
ISIS PREVUE
AC GRADE
TLC
XFX3D
XTK
XTK FOR WINDOWS
XTK 3D
PDQ
PERSONAL COMPUTER PCB CAD INTERFACE
PRECISE
ISIS Planner
WORKSTATION PCB CAD INTERFACES
ACTEL ACT 1
ACTEL ACT2
ALTERA MAX7000

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                                                          SYNOPSIS CONFIDENTIAL

Fusion GUI
FUSION/SPEEDWAVE
FUSION/VIEWSIM
LMC LM-SERIES FUSION & VCS MULTI
LMC LM-SERIES FUSION & VCS SINGLE
LMC MODEL SOURCE FUSION & VCS MULTI
LMC MODEL SOURCE FUSION & VCS SINGL
ZYCAD-XP INTERFACE-FUSION
HSPICE FUSION ENABLER
SABER FUSION ENABLER
SPICE INTEGRATION
SPICE INTEGRATION FOR WINDOWS
VIEWANALOG FUSION ENABLER
SPICELINK
ViewRF
Fusion IKOS Interface
Optium
Fusion / Eagle Interface
Fusion / Easy5 Interface
Viewsim XL
Speedwave MT
INTERFACE EDIF GRAPHICS

IntelliFlow
Javuar VHDL Front End
EXPT1076
PropheCE
PreVUE Interface to Mentor
PreVUE Interface to Viewlogic
TRACES
TRACES 3D
TRACES 3D w/o PDQ
Verilnet
VHDL2Sym
Sym2VHDL
Ordgen
EDIFNETO
EDIFNETI
WIRM
WIR2ABL
SCH2PRT
PRT2SCH


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                                                          SYNOPSIS CONFIDENTIAL
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STYX COMPILER INTERFACE W/ FUSION
CONCEPT SCHEMATICS INTERFACE
SAS VIEWSYMBOL
SCOUT
VASA SHERPA STORAGE MANAGER
POWERVIEW
WORKVIEW OFFICE POWERWORKS
SYSTEMPLANNER



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                                      EXHIBIT B1

                                 GRANT-BACK SOFTWARE

Synchronization Files:
------------------------------
stnsynch.h
stnsynch.c
vcssynch.h
vcssynch.c

Elaboration Files:
------------------------------
elabtop.c
elabtop.h
vcselab.c

Cosimulation Data Structures Files:
------------------------------
cosim.h
cosim.c

VCS Interface Files:
------------------------------
vcs.c                                     vcs.h
vcsacc.c                                  vcsacc.h
vcsnodlc.c                                vcssynch.h
vcssynch.c                                vcsuser.h
vcs_shell.c                               vcs_vdbapi.h
vcselab.c                                 vcsfns.h
vcspli.c                                  vcstf.h
vcstf.c
vcs_vdbapi.c
vcsfns.c
vcsstyxcreate.c
vcstop.c

                                      EXHIBIT B2
VHDL Front End:
------------------------------
The modules and associated documentation comprising the Jaguar Front End.


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